Exhibit 99.1

Press Release
For Immediate Release

Overland Storage Announces Fiscal 2006 First Quarter Results

Reports record branded revenue

SAN DIEGO — Oct. 27, 2005 — Overland Storage, Inc. (NasdaqNM: OVRL) today announced results for its fiscal 2006 first quarter ended Sept. 30, 2005. The company reported that revenue generated during the quarter by its branded sales channel reached record levels and also noted that it achieved all of the performance metrics it laid out in its last earnings conference call, indicating successful execution to date of its announced strategy.

Revenue for the fiscal 2006 first quarter was $58.5 million compared with $59.5 million for the same period last year. The company reported a net loss of $2.9 million, or $0.21 per share, for the quarter compared with net income of $1.9 million, or $0.13 per diluted share, a year earlier. The non-GAAP net loss for the first quarter of fiscal 2006, excluding a gain relating to the company’s outsourcing of manufacturing and the write-off of in-process research and development, and amortization of acquired technology resulting from the August 2005 acquisition of Zetta Systems, Inc., was $1.7 million, or $0.12 per share. Non-GAAP results are presented to provide a more complete view of the company’s financial results in light of the nonrecurring nature of the outsourcing activities, costs associated with the acquisition of Zetta, and the company’s plan to introduce and enhance sales growth during fiscal 2006 of the products derived from the acquisition. See “Non-GAAP Financial Measures” below.

Overland noted that the company’s branded sales channel reported record quarterly revenue, increasing 16 percent compared with the same period of the prior year and 23 percent on a sequential quarter basis. The REO line of disk-based backup and recovery appliances turned in a strong performance with sales jumping 150 percent over the prior year quarter and 30 percent on a sequential quarter basis.

As the company expected, OEM sales declined in the first quarter of fiscal 2006 compared to the prior year. This was due in part to the impact of shipments during the current quarter to the company’s major OEM customer of a lower-priced version of its flagship tape automation product. Despite this decline, sales to that customer exceeded the company’s internal forecast.

Operating expenses for the fiscal 2006 first quarter included expenses and charges relating to the Zetta acquisition. Based on the valuation of Zetta’s assets, approximately

$1.1 million of the purchase price was allocated to in-process R&D and charged to operations during the quarter. After adjustment for deferred taxes, a total of $12.4 million was allocated to the acquired technology and will be amortized to cost of goods sold over its estimated life. Amortization before taxes during the fiscal 2006 first quarter amounted to $0.5 million. R&D expenses for the quarter included the addition of the Zetta team, and higher sales and marketing expenses reflect increased spending to launch the new primary storage product derived from the Zetta software. The company noted that operating expenses included higher than normal legal fees as well as the first quarter of stock-based compensation as required by SFAS123R. The rate of income tax benefit recorded for the quarter was higher than expected and is a function of the operating loss and certain other tax benefits and credits.

“Our branded business continues to perform well, which is paramount to our strategy.  We entered this new fiscal year with a strong commitment to achieve certain goals, both in terms of rebalancing our customer mix and new product launches. As we enter the second quarter, we are executing well and have even greater confidence that our strategic plan will result in a much stronger company by the end of fiscal 2006,” said Christopher Calisi, president and chief executive officer.

Calisi highlighted two major product milestones the company recently achieved. He noted the early October, ahead-of-schedule introduction of a second generation, scalable platform for Overland’s disk-based backup product, REO. The REO 9000™ Expansion Array addresses demand for greater capacity, enabling customers to grow their REO systems to 38 terabytes. Second, Calisi underscored the launch earlier this week of ULTAMUS, Overland’s first protected primary storage offering based on the technology received as part of the Zetta Systems acquisition in August.  “ULTAMUS is particularly important,” Calisi noted, “because it enables Overland to deliver solutions for all three tiers of data storage:  intelligent primary storage, efficient disk-based backup and recovery appliances, and cost-effective tape-based data archiving products. We are now working to extend our Protection OS™ software across all three platforms to enable customers to seamlessly store data on the optimal device.”

Calisi highlighted the signing of a license agreement for the REO Protection OS software with a major OEM earlier this month. “This is an important endorsement of REO, and we are excited that this OEM has selected Overland’s software to provide data protection and virtual tape library functionality for its upcoming mid-range disk-based system offering. We anticipate that the royalty revenue and gross profit contribution to Overland from this relationship could range from $2 million to $4 million annually once the product has been fully ramped. We expect shipments to commence in our fiscal 2006 third quarter,” Calisi said.

He further noted that the company is on schedule to introduce a new line of tape automation products in the first calendar quarter of 2006.  “We expect this new family of tape products to boast one of the highest storage densities, and be one of the most compelling value propositions of any automated tape device on the market.  We are currently in late-stage discussions with a potential new OEM customer regarding this new family of products,” Calisi stated.

“I feel strongly that our extensive R&D investments this year, supported by enhanced sales and marketing activities, will generate meaningful returns later in the year, and continue into the foreseeable future. Our strategy will solidly position Overland in new growth markets, providing the company with a fresh portfolio of product and solution offerings and a broader customer base. Ultimately, we believe that this strategy will result in significantly increased shareholder value,” Calisi concluded.

Non-GAAP Financial Measures

To supplement the Consolidated Statement of Operations presented in accordance with GAAP, the company has included a Non-GAAP Consolidated Statement of Operations that excludes charges and gains related to outsourcing all of the company’s manufacturing to Sanmina-SCI, a contract manufacturer, as well as non-cash amortization and other charges related to the August 2005 acquisition of Zetta Systems.

The company has completed the transition of all its manufacturing to Sanmina-SCI, which began in the second quarter of fiscal 2005, and expects that it may incur a final pretax charge of approximately $750,000 in the upcoming fiscal 2006 second quarter relating to excess facilities.  During fiscal year 2005, the company recorded pretax outsourcing transition charges as additions to cost of goods sold totaling $2.1 million ($1.4 million net of tax). In the first quarter of fiscal 2006, the company recorded a pretax gain of $250,000 on the sale of certain manufacturing equipment to Sanmina-SCI which was credited to cost of goods sold.  Because these are one-time charges and credits that will not be repeated in subsequent fiscal years, the company believes the non-GAAP results provide useful information to investors concerning the company’s operating results, and permit a more meaningful comparison to historical financial results, which did not include such charges.

The acquisition of Zetta Systems resulted in an immediate one-time charge of $1.1 million related to acquired in-process R&D. Additionally, the company recorded a $12.4 million intangible asset (including the gross-up effect related to deferred taxes) related to acquired technology which it will amortize to cost of goods sold over four years, the estimated life of the technology. The company expects to begin shipping products based on this technology in the fiscal 2006 second quarter. Because GAAP requires that the intangible asset be amortized commencing immediately upon acquisition, the amortization during fiscal year 2006 will result in negative or weak gross profit for the product line and a depression of the company’s overall gross margin.  During the product introduction ramp-up expected to occur throughout fiscal year 2006, management will evaluate the performance of this new product line excluding the amortization charge, and allocate resources based on such evaluation.  The company therefore believes that the non-GAAP results provide useful information to investors concerning Overland’s operating results, and permit a more meaningful comparison to historical financial results, which did not include these amortization charges or write-offs of in-process R&D.  The company considered the capital costs of the acquisition when it modeled the expected benefits, and management expects that the results of its product implementation strategy will be appropriately reflected in GAAP results by the end of fiscal year 2006.  Accordingly, the company intends to discontinue reporting non-GAAP results relating to this acquisition beginning in fiscal 2007.

Reconciliations of GAAP net loss to non-GAAP net loss and GAAP to non-GAAP per share results are provided in a table immediately following the Non-GAAP Consolidated Statements of Operations. Although management believes the above non-GAAP financial measures enhance investors’ understanding of the company’s business and performance, these non-GAAP financial measures are inherently limited in that they exclude certain costs which are required to be included in a GAAP presentation, and do not therefore present the full measure of the company’s recorded costs against its revenues. Accordingly, these non-GAAP results should be considered together with GAAP results, rather than as an alternative to GAAP basis financial measures.

About Overland Storage

Now in its 25th year, Overland Storage is a market leader and innovative provider of simply protected storage solutions — smart data protection appliances and software modules designed to work together, affordably, to ensure that information is automatically safe, readily available and always there. Overland’s award-winning data protection solutions include the ULTAMUS SERIES™ of protected primary storage appliances; the REO SERIES™ of disk-based backup and recovery appliances; and the NEO SERIES® of tape libraries. Overland sells its products through leading OEMs, commercial distributors, storage integrators and value-added resellers. For more information, visit Overland’s web site at www.overlandstorage.com.

Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “intends,” “estimates,” expects,” “projects,” plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward looking. Such forward-looking statements are not guarantees of performance and the company’s actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include risks and uncertainties associated with the company’s acquisition of Zetta Systems, Inc., including possible integration difficulties and successful execution of the business plan related to the acquisition; possible delays in new product introductions and shipments by the company including the new ULTAMUS line; possible delays in enhancements to the company’s REO line; market acceptance of the company’s new product offerings; the timing and market acceptance of new product introductions by competitors; the speed at which HP transitions from the products it currently buys from the company to its next-generation products to be purchased from another vendor; delays, unbudgeted expenses, inefficiencies and production problems that may result from the transition of manufacturing to Sanmina-SCI; worldwide information technology spending levels; unexpected shortages of critical components; rescheduling or cancellation of customer orders; loss of a major customer; the timing and amount of licensing royalties; general competition and price pressures in the marketplace; the company’s ability to control costs and expenses; and general economic conditions. Reference is also made to other factors set forth in the company’s filings with the Securities and Exchange Commission, including the “Risk Factors,” “Management’s Discussion and Analysis” and other sections of the company’s Form 10-K currently on file with the SEC. These forward-looking statements speak only as of the date of this release and the company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Overland, Overland Storage, ULTAMUS SERIES, REO SERIES, NEO SERIES and PROTECTION OS are trademarks or registered trademarks of Overland Storage, Inc.

Webcast: A live audio Webcast of Overland’s management conference call discussing fiscal 2006 first quarter results will be held beginning at 9 a.m. EDT on Oct. 27, 2005, and will be posted at www.overlandstorage.com.  Please provide adequate time to log on.  Following the broadcast, the conference call will be archived for future access on Overland’s Web site.

CONTACT INFORMATION:

Vernon A. LoForti, CFO

Email: vloforti@overlandstorage.com

858-571-5555

Cynthia A. Bond, Director of Corporate Communications

Email:  cbond@overlandstorage.com

858-571-5555

# # #

- Financial Tables Follow -

OVERLAND STORAGE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30,
	2005	2004
	(Unaudited)
Net revenues	$58,502	$59,526
Cost of revenues	45,083	43,509
Gross profit	13,419	16,017

Operating expenses:
Sales and marketing	9,364	7,812
Research and development	4,424	2,929
General and administrative	4,008	2,612
In-process research and development	1,121	—
Total expenses	18,917	13,353

Operating (loss) income	(5,498)	2,664
Interest income, net	558	274
Other (expense) income, net	(44)	69
(Loss) income before income taxes	(4,984)	3,007
Income tax (benefit) expense	(2,084)	1,107
Net (loss) income	$(2,900)	$1,900

(Loss) earnings per share:
Basic	$(0.21)	$0.14
Diluted	$(0.21)	$0.13

Shares used in computing
(loss) earnings per share:
Basic	14,046	13,739
Diluted	14,046	14,254

OVERLAND STORAGE, INC.

NON-GAAP CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30,
	2005	2004
	(Unaudited)
Net revenues	$58,502	$59,526
Cost of revenues	44,819	43,509
Gross profit	13,683	16,017

Operating expenses:
Sales and marketing	9,364	7,812
Research and development	4,424	2,929
General and administrative	4,008	2,612
In-process research and development	—	—
Total expenses	17,796	13,353

Operating (loss) income	(4,113)	2,664
Interest income, net	558	274
Other (expense) income, net	(44)	69
(Loss) income before income taxes	(3,599)	3,007
Income tax (benefit) expense	(1,891)	1,107
Net (loss) income	$(1,708)	$1,900

(Loss) earnings per share:
Basic	$(0.12)	$0.14
Diluted	$(0.12)	$0.13

Shares used in computing (loss) earnings per share:
Basic	14,046	13,739
Diluted	14,046	14,254

A reconciliation between net (loss) income on a GAAP basis and non-GAAP net (loss) income is as follows:

GAAP net (loss) income	$(2,900)	$1,900
Outsource manufacturing transition costs (gain)	(250)	—
In-process research and development	1,121	—
Amortization of Zetta purchased intangible assets	514	—
Income tax effect	(193)	—
Non-GAAP net (loss) income	$(1,708)	$1,900

A reconciliation between diluted (loss) earnings per share on a GAAP basis and non-GAAP diluted (loss) earnings per share is as follows:

GAAP net (loss) income	$(0.21)	$0.13
Outsource manufacturing transition costs (gain)	(0.02)	—
In-process research and development	0.08	—
Amortization of Zetta purchased intangible assets	0.04
Income tax effect	(0.01)	—
Non-GAAP net (loss) income	$(0.12)	$0.13

OVERLAND STORAGE, INC.

SELECTED BALANCE SHEET INFORMATION

(In thousands)

	Sept. 30,	June 30,
	2005	2005
	(unaudited)
ASSETS
Cash and equivalents	$8,878	$5,498
Short term investments	63,428	71,389
Accounts receivable, net	39,226	37,703
Inventories	15,601	19,108
Other current assets	13,613	15,197
Total current assets	140,746	148,895
Property, plant and equipment, net	8,805	8,758
Other assets	18,611	6,901
Total assets	$168,162	$164,554

LIABILITIES & EQUITY
Current liabilities	$39,853	$38,532
Long-term liabilities	8,733	4,528
Shareholders’ equity	119,576	121,494
Total liabilities and equity	$168,162	$164,554